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                                                                    EXHIBIT 11.1

                        PHOENIX INTERNATIONAL LTD., INC.

                        COMPUTATION OF EARNINGS PER SHARE


                                                           Three Months Ended
                                                                March 31,
                                                        ------------------------
                                                           1997          1996
                                                        ----------    ----------
Net income                                              $1,013,296    $  141,526
                                                        ==========    ==========

PRIMARY

Weighted average common stock outstanding                3,848,697     2,952,553

Effect of dilutive common stock equivalents
     outstanding during the period (1)                     437,943       116,131

Effect of common stock issued and stock options
     granted during the 12-month period
     preceding July 1, 1996 (3)                                 --       299,760
                                                        ----------    ----------

Total common and common equivalent shares                4,286,640     3,298,444
                                                        ==========    ==========

Primary net income per share                            $     0.24    $     0.04
                                                        ==========    ==========


FULLY DILUTED

Weighted average common stock outstanding                3,848,697     2,952,553

Effect of dilutive common stock equivalents
     outstanding during the period (2)                     457,559       151,673

Effect of common stock issued and stock options
     granted during the 12-month period
     preceding July 1, 1996 (3)                                 --       229,760
                                                        ----------    ----------
     Total common and common equivalent shares           4,306,257     3,333,986
                                                        ==========    ==========

Fully diluted net income per share                      $     0.24    $     0.04
                                                        ==========    ==========


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(1)  Based on the treasury stock method using average market price.
(2) Based on the treasury stock method using the higher of the average or period-end market price.
(3) Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, common stock issued and stock options granted at prices below the initial public offering price per share during the 12-month period immediately preceding the initial filing and through the effective date of the Registration Statement, using the treasury stock method.